UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a−12

Skillsoft Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED MAY 16, 2023
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Skillsoft Corp. intends to release definitive copies of this proxy statement to security holders on or about May 26, 2023.
2023 Proxy Statement and
Notice of Annual Meeting of Stockholders
Thursday, July 20, 2023
11:00 a.m. Eastern Time
Online at:
www.virtualshareholdermeeting.com/SKIL2023

7887 E. Belleview Ave, Suite 600
Greenwood Village, CO 80111
May [•], 2023
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Skillsoft Corp., which will be held at 11:00 a.m., Eastern Time, on Thursday, July 20, 2023. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2023 and using a 16 digit control number included in your proxy materials.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
Sincerely,
Jeffrey R. Tarr
Chief Executive Officer

Skillsoft Corp.
7887 E. Belleview Ave, Suite 600
Greenwood Village, CO 80111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	July 20, 2023	Record Date: May 23, 2023
Time:	11:00 a.m. ET	Attendance: www.virtualshareholdermeeting.com/SKIL2023
To the Stockholders of Skillsoft Corp.:
We will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillsoft Corp. (the “Company,” “Skillsoft,” “we,” “us,” or “our”) on July 20, 2023 at 11:00 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/SKIL2023 and entering the 16 digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”).
Items of Business:

1.
to elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified;

2.
to approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain of our officers as permitted pursuant to recent amendments to the Delaware General Corporation Law;

3.
to authorize the Board of Directors (the “Board”) to amend our Certificate of Incorporation to effect a reverse stock split of our Class A common stock (“common stock”) in a ratio of not less than one-for-ten and not more than one-for-thirty, to be determined by the Board in its discretion; and

4.
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and a Proxy Card, and our Annual Report to Stockholders for the fiscal year ended January 31, 2023 (“fiscal 2023”), via the Internet. On or about May [•], 2023, we are mailing to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our fiscal 2023 Annual Report (“Annual Report”). This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.
Your vote is important. Whether or not you expect to attend the Annual Meeting, the Board encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board,
Jeffrey R. Tarr
Chief Executive Officer
May [•], 2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on July 20, 2023. The Proxy Statement and Skillsoft’s Annual Report
for fiscal 2023 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.
Skillsoft at a Glance

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential.
FY2023 Business Highlights
• Acquired Codecademy in April 2022 to establish a leadership position in technical skills training.
• Focused our portfolio on the higher growth enterprise learning market and better positioned our business for the future through the divestiture of our non-core SumTotal business in August 2022.
• Grew our Skillsoft Content Segment bookings and revenue 5% year-over-year on a proforma constant currency basis.
• Improved our Skillsoft Content Segment LTM dollar retention rate from 97% to 100%, enabled by investments in our content, platform, and go-to-market.
• Demonstrated stability in the second half of the year in our Global Knowledge Segment with two quarters of sequential bookings growth.
• Delivered proforma Adjusted EBITDA of $102.2 million, representing a margin of 18.1% of proforma revenue.
• Ended the year with a strong balance sheet and liquidity profile to support future growth, including $170 million of cash and cash equivalents and net leverage of 4.5x proforma Adjusted EBITDA.

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Elect three Class II Director nominees	FOR each nominee	6
2. Approve an amendment to our Certificate of Incorporation to limit the liability of certain of our officers	FOR	24
3. Authorize the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split	FOR	27
4. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024	FOR	35
Proposal No. 1: Director Nominee Election
We are asking you to vote for the election of Lawrence C. Illg, Michael S. Klein, and Lawrence H. Summers as Class II directors, each to serve for a three-year term expiring at our 2026 Annual Meeting. Our Board currently consists of nine members and is divided into three classes, each of which has a three-year term.
Proposal No. 2: Amendment to Certificate of Incorporation to Limit Officer Liability
We are asking you to approve an amendment to our Certificate of Incorporation to eliminate the personal liability of certain of our officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an elimination is not permitted by the Delaware General Corporation Law.
Proposal No. 3: Authorize Reverse Stock Split
We are asking you to vote to authorize the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-ten and not more than one-for-thirty, to be determined by the Board.
Proposal No. 4: Ratification of Independent Auditor
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2023 and using your 16-digit control number included on your Notice of Annual Meeting, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.
We are holding the Annual Meeting as a virtual meeting because we believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to innovation and will encourage higher levels of stockholder participation while also helping us reduce the environmental costs associated with the Annual Meeting. The Company designed the format of the virtual Annual Meeting to ensure that its stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. To ensure such an experience, the Company will provide stockholders with the ability to submit appropriate questions real-time through the meeting website. Questions pertinent to Annual Meeting matters may be recognized and answered during the Annual Meeting in our discretion, in accordance with the rules of conduct for the meeting and subject to time constraints.
The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Online access to the audiocast will open approximately fifteen minutes prior to the start of the Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via live audiocast. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge VSM support at 844-986-0822 / International: 303-562-9302. We will offer live technical support for all stockholders attending the Annual Meeting. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the Annual Meeting will be posted on the virtual meeting platform along with an agenda.
Stockholders Entitled to Vote

The Board has set May 23, 2023, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were [•] shares of our common stock issued, outstanding, and entitled to vote.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our principal executive office at 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111. If our offices are not generally open for any reason, stockholders may contact Investor Relations at investor.relations@skillsoft.com and arrangements will be made to review the records in person. The list will also be available for examination during the virtual Annual Meeting for examination by any stockholder.
Quorum

A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
Voting Methods

Voting Before the Meeting
To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.
Voting At the Meeting
Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2023. To participate in the Annual Meeting, you will need your 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting – see “Street Name Holders” below. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Holders
If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. If you would like to participate in the Annual Meeting, vote, or ask a question, you should follow the instructions in the Notice or voting instructions provided to you by that organization.
If you have any questions about how to vote or direct a vote of your shares, you may call Georgeson, Skillsoft’s proxy solicitor, at (866) 482-4943 (toll free).
Vote Requirements

Proposal No. 1: Director Nominee Election
For a director to be elected, the director must receive the affirmative vote of a plurality of the votes cast in the election.
Proposal No. 2: Amendment to Certificate of Incorporation to Limit Officer Liability
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the amendment to our Certificate of Incorporation to limit the liability of certain of our officers as permitted pursuant to recent amendments to the Delaware General Corporation Law.
Proposal No. 3: Authorize Reverse Stock Split
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to authorize the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-ten and not more than one-for-thirty.
Proposal No. 4: Ratification of Independent Auditor
The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent auditors.

How your Shares will be Voted

You may vote “FOR” or “WITHHOLD” with respect to each director nominee (Proposal No. 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to (i) the approval of the amendment to our Certificate of Incorporation to limit the liability of certain of our officers (Proposal No. 2), (ii) the authorization of the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-ten and not more than one-for-thirty (Proposal No. 3), and (iii) the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024 (Proposal No. 4). A “WITHHOLD” vote will have no effect on the outcome of the election of our directors in an uncontested election. An abstention will have the same effect as a vote “AGAINST” Proposal Nos. 2, 3 and 4. If you abstain from voting on Proposal Nos. 2, 3 and 4, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors and authorization of the reverse stock split when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors, the approval of the amendment to our Certificate of Incorporation to limit the liability of certain of our officers, or other non-routine matters.
If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for all director nominees, “FOR” the approval of the amendment to our Certificate of Incorporation to limit the liability of certain of our officers, “FOR” the authorization of the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-ten and not more than one-for-thirty, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.
Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Secretary, Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone. We have also retained Georgeson LLC to provide proxy solicitation services for a fee of $8,500 plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS
Overview

Our Board consists of nine directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, three directors will be elected to fill positions in Class II, whose terms expire at the Annual Meeting. Lawrence C. Illg, Michael S. Klein, and Lawrence H. Summers, our current Class II directors, are nominees for election at the Annual Meeting. Each of the nominees for Class II, if elected, will serve a three-year term expiring at the 2026 Annual Meeting, or until such director’s earlier death, resignation, or removal from the Board.
The nominating and governance committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.
Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.
Criteria for Nomination to the Board

The nominating and governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the committee’s charter:
•
Background and Diversity.   The nominating and governance committee seeks director nominees from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills, and experience, and a policy of promoting diversity, in the context of our needs. While our Board does not establish specific goals with respect to diversity, the Board’s diversity is a consideration in the director nomination process.

•
Character.   Directors should be persons of good character and demonstrate high ethical standards and integrity in their personal and professional dealings. Directors should have a history of achievements which reflects high standards for themselves and others. Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues and be willing to be accountable for their decisions as directors. Directors should interact with one another in a manner which encourages responsible, open, challenging, and inspired discussion.

•
Sufficient Time to Devote to Board Matters.   Each director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties. To that end, no director should serve on more than four other public company boards, and no member of the audit committee should serve on more than two other public company audit committees, in each case without the prior approval of the Board. No director who is the chief executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company without the prior approval of the Board. Director Michael Klein serves on six public company boards, including our board. The nominating and governance committee considered whether Mr. Klein has sufficient time to devote to Board matters and determined he did based on three of the five other public boards being special purpose acquisition company boards and Mr. Klein’s 100% attendance record at the Company’s board meetings in fiscal 2023.

Director Designation Rights
Skillsoft, Churchill Sponsor II LLC (the “Sponsor”), and Michael Klein are party to a Stockholders Agreement dated October 12, 2020 (the “Sponsor Stockholders Agreement”) pursuant to which the Sponsor has the right to nominate two directors to our Board (the “Churchill Directors”) for so long as the Sponsor beneficially owns at least 5% of our common stock. If the Sponsor beneficially owns less than 5% of our common stock, the Sponsor has the right to nominate a single director to our Board for so long as the Sponsor beneficially owns at least 1% of our common stock. In addition, pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors and to appoint at least one director designated by the Sponsor to each committee of the Board for so long as the Sponsor beneficially owns more than 5% of our common stock.
Skillsoft, the Sponsor, and MIH Learning B.V. (“Prosus”), as assignee of the rights and obligations of MIH Edtech Investments B.V., are party to a Subscription Agreement dated October 12, 2020 (the “Prosus Subscription Agreement”) pursuant to which Prosus has the right to nominate a number of directors to our Board (the “Prosus Directors”) proportionate to Prosus’s beneficial ownership of our common stock for so long as Prosus beneficially owns at least 5% of our common stock. Prosus has the right to designate no less than one director to our Board for so long as it beneficially owns at least 10% of our common stock, and no less than two directors to our Board for so long as it beneficially owns at least 20% of our common stock. Patrick Kolek and Lawrence C. Illg currently serve as the Prosus Directors.
Stockholder Nominations

The nominating and governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”
Board Qualifications

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board and our continuing directors.
Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diverse	Technology and Educational Technology	Growth Company	International Organizations
Patrick Kolek	☑	☑	☑			☑	☑	☑
Jeffrey R. Tarr	☑		☑			☑	☑	☑
Helena B. Foulkes	☑			☑	☑
Ronald W. Hovsepian	☑		☑			☑
Lawrence C. Illg	☑		☑			☑	☑	☑
Michael S. Klein	☑	☑	☑					☑
Karen G. Mills	☑	☑	☑		☑		☑
Peter Schmitt						☑		☑
Lawrence H. Summers		☑	☑					☑

Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and governance committee and our Board that each such person should continue to serve as a director.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTOR NOMINEES LISTED BELOW.

Class II Director Nominees with Terms Expiring in 2023
Lawrence C. Illg
Independent Director Since June 2021 Committee Service: • Compensation Committee Age 52
Experience and Expertise
Lawrence C. Illg has served as a director of Skillsoft Corp. since June 2021. He currently serves as Chief Executive Officer, Food and Edtech, for Prosus after serving as Chief Executive Officer of Prosus Ventures since 2015, where he led investments in food delivery, education, healthcare and more. He has more than 20 years of professional experience, more than a decade of experience leading global internet companies and currently serves on the board of several privately held Prosus portfolio companies, including Honor Technology, Inc., Brainly, Inc. and Bundl Technologies Private Limited (dba Swiggy). Mr. Illg served on the board of directors of Udemy, Inc. from May 2016 through September 2022. Before joining Prosus and Naspers in 2013 as the Chief Operating Officer of eCommerce, Mr. Illg was Vice President and General Manager of New Ventures at Trulia, a leading U.S. online real estate marketplace. Prior to Trulia, he spent eight years as a senior executive at eBay, responsible for strategy and general management of many of its global marketplaces and classifieds assets. Prior to eBay, he spent several years as strategy advisor for leading global consumer goods companies. Mr. Illg started his career at the U.S. Federal Reserve Board and holds a B.A. in Economics and an MBA from the University of California, Berkeley.

Qualifications • Mr. Illg was selected to serve on our Board due to his broad business expertise, including significant experience in the education sector and with high growth companies.

Michael S. Klein
Director Since June 2021 Age 59
Experience and Expertise
Michael S. Klein has served as a director of Skillsoft Corp. since June 2021. He previously served as director for Churchill Capital Corp II, the predecessor listed company, since June 2019. Mr. Klein currently serves as Managing Partner of M. Klein and Company, a leading global financial and strategic advisory firm he founded in 2012 that provides its clients a variety of advice tailored to their objectives. Mr. Klein currently serves as Chief Executive Officer and Chairman of Churchill Capital Corp V, Churchill Capital Corp VI, and Churchill Capital Corp VII, which are all publicly-traded blank check company whose sponsors are an affiliate of M. Klein and Company, LLC. Mr. Klein also serves on the board of directors of Multiplan, Inc., an entity which merged with Churchill Capital Corp III in October 2020 and is now listed on the NYSE. Prior to the merger, he served as the Chief Executive Officer and Chairman of Churchill Capital Corp III. Mr. Klein is also a director of Magic Leap (a private company), TBG Europe NV (a private company) and AltC Acquisition Corp. (an NYSE listed company), and various charitable organizations. Previously, Mr. Klein served on the board of directors of Credit Suisse Group AG and Credit Suisse AG from 2018 until October 2022. He was also the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Plc. until October 2020. Additionally, Mr. Klein previously served on the boards of Churchill Capital Corp IV and Hall of Fame Resort & Entertainment Company, through July 2021 and September 2020, respectively. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments, and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelor of Science in Economics with concentrations in finance and accounting.

Qualifications • Mr. Klein is qualified to serve on our Board based on his significant investment banking and strategic advisory experience.

Lawrence H. Summers
Independent Director Since June 2021 Committee Service: • Nominating and Governance Committee Age 68
Experience and Expertise
Lawrence H. Summers has served as a director of Skillsoft Corp. since June 2021. He has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University since January 2011 and is the Weil Director of the Mossavar-Rahmani Center for Business and Government at Harvard’s Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the White House National Economic Council in the Obama Administration and served as President of Harvard University from 2001 to 2006. Dr. Summers has served in various other senior policy positions, including as Secretary of the Treasury in the Clinton Administration and Chief Economist of the World Bank. Currently, Dr. Summers serves on the board of directors of Block, Inc. since June 2011 and Doma Holdings, Inc. since September 2019. He also serves on the board of ONE and chairs the board of the Center for Global Development. Dr. Summers is an advisor to The Hamilton Project, The Hutchins Center on Fiscal & Monetary Policy, and the Peterson Institute for International Economics. He is a distinguished senior fellow at the Center for American Progress and recently co-chaired the Commission on Inclusive Prosperity. He recently launched a Task Force on Fiscal Policy with Mayor Bloomberg and chaired the Commission on Global Health. Dr. Summers also served on the board of directors of LendingClub Corporation from 2012 to May 2018. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.

Qualifications • Dr. Summers was selected to serve on our Board due to his extensive economic, financial, and business experience.

Continuing Directors – Class III Directors with Terms Expiring in 2024
Helena B. Foulkes
Independent Director Since June 2021 Committee Service: • Audit Committee Age 58
Experience and Expertise
Helena B. Foulkes has served as a director of Skillsoft Corp. since June 2021. She is currently the Executive Chair of the board of directors of Follett Higher Education Group and also serves as a member of the board of Harry’s, Inc. Ms. Foulkes previously served as the President of Harvard University’s Board of Overseers for the 2021-22 academic year. Ms. Foulkes is a seasoned retail executive and has served as the Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company (HBC), a multinational retailer, a position she held from February 2018 to March 2020, and as a member of the board of directors of Home Depot, Inc., a home improvement goods retailer, a position she held from September 2013 to October 2021. Prior to HBC, she served as Executive Vice President of CVS Health Corporation (CVS), an integrated pharmacy health care provider and retailer, and President of CVS Pharmacy, from January 2014 to January 2018. At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013; Executive Vice President and Chief Marketing Officer from 2009 to 2011; Senior Vice President of Health Services of CVS Pharmacy from 2007 to 2009; Senior Vice President, Marketing and Operations Services during a portion of 2007; and Senior Vice President, Advertising and Marketing from 2002 to 2007. Additionally, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS. Ms. Foulkes holds an undergraduate degree from Harvard College and an MBA from Harvard Business School.

Qualifications
•
Ms. Foulkes was selected to serve on our Board due to her extensive business experience, including public company chief executive officer experience, and marketing and board experience.

Patrick Kolek, Chairperson of the Board
Independent Director Since June 2021 Committee Service: • Nominating and Governance Committee (Chair) Age 52
Experience and Expertise
Patrick Kolek has served as the Chair of the Board of Skillsoft Corp. since June 2021. Mr. Kolek joined Naspers in 2014 as Chief Financial Officer, ecommerce and from July 2016 until March 2023, he served as Group Chief Operating Officer of Naspers and Prosus N.V. After his years of service, Mr. Kolek continues to work with the Group Chief Executive Officer of Naspers and Prosus N.V. as a senior advisor and board representative. Mr. Kolek has more than 20 years’ experience in executing business growth and development strategies for hyper growth organizations. Prior to Naspers, Mr. Kolek spent ten years at eBay, most recently as Vice President and Chief Financial Officer of eBay International and previously as the Chief Operating Officer of the eBay Classifieds Group. Prior to eBay, he worked for Novellus Systems from 1999 to 2004 as corporate controller, and he started his career within the corporate finance and audit divisions at Ernst & Young, where he worked from 1993 to 1999. Mr. Kolek currently serves as deputy chair of the Supervisory Board at Delivery Hero and a member of the board of Boats Group, a private company, and he previously served on the board of Make My Trip. Mr. Kolek holds a B.S. in Commerce from Santa Clara University and is a certified public accountant.

Qualifications • Mr. Kolek was selected to serve on our Board and as Chairperson of the Board due to his extensive experience setting and executing growth and development strategies.

Karen G. Mills
Independent Director Since June 2021 Committee Service: • Audit Committee (Chair) • Compensation Committee Age 69
Experience and Expertise
Karen G. Mills has served as a director of Skillsoft Corp. since June 2021. She served as director for Churchill Capital Corp II, Skillsoft’s predecessor listed company, since June 2019. Ms. Mills also serves on the boards of directors of Churchill Capital Corp V, Churchill Capital Corp VI, and Churchill Capital Corp VII. She was previously a Director of Clarivate Plc from May 2019 until January 2021 and Churchill Capital Corp III and IV through October 2020 and July 2021, respectively. Ms. Mills is a Senior Fellow at the Harvard Business School since January 2014, focusing on economic policy, U.S. competitiveness, entrepreneurship, and innovation. Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration from April 2009 to August 2013. Ms. Mills is the President of MMP Group since October 1993, which invests in financial services, consumer products, and technology-enabled solutions businesses. She also serves as a Director of the National Bureau of Economic Research (NBER) and is a member of the Harvard Corporation, the primary governing board of Harvard University. Ms. Mills holds an A.B. degree in Economics from Harvard University, Magna Cum Laude, and earned an M.B.A. from Harvard Business School.

Qualifications
•
Ms. Mills’ qualifications to serve on our Board include her expertise in strategic and financial matters, business structure and growth, leadership, and her significant public board experience.

Continuing Directors – Class I Directors with Terms Expiring in 2025
Ronald W. Hovsepian
Independent Director Since June 2021 Committee Service: • Audit Committee • Compensation Committee (Chair) • Nominating and Governance Committee Age 62
Experience and Expertise
Ronald W. Hovsepian has served as a director of Skillsoft Corp. since June 2021. He previously served as Executive Chairman of Software Luxembourg, the Skillsoft predecessor entity, from July 2018 until June 2021. Mr. Hovsepian has served as chairman of the board of directors of Ansys Corp., the global leader in engineering simulation, since 2014, and has served as a member of the board since 2012. Mr. Hovsepian has served as chairman of the board of Valo Health, a technology company in drug discovery, since June 2019. Previously, Mr. Hovsepian served as a director of Pegasystems Inc. from January 2019 until June 2021. Mr. Hovsepian also previously served as Chairman of ANN Inc., for ten years. Since September 2020, Mr. Hovsepian has served as Chief Executive Officer of Indigo Ag, an agricultural technology company, and as a director since July 2019. Mr. Hovsepian has been an executive partner at Flagship Pioneering, Inc., a venture capital firm focused on healthcare, since October 2018. Mr. Hovsepian was President and Chief Executive Officer of Intralinks, a global provider of secure SaaS collaboration solutions and virtual data rooms, from 2011 to 2017, until it was acquired in 2017 by Synchronoss Technologies, Inc., a telecommunications software and services company. After the acquisition, Mr. Hovsepian served as chief executive officer of Synchronoss from January to April 2017. Prior to Intralinks, Mr. Hovsepian served as President and Chief Executive Officer of Novell, Inc., from 2005 to 2011, where he started as Executive Vice President and President, Worldwide Field Operations in 2003. Mr. Hovsepian began his career at IBM, where he held a number of management and executive positions over a 16-year period. Mr. Hovsepian holds a Bachelor of Science degree from Boston College.

Qualifications
•
Mr. Hovsepian was selected to serve on our Board due to his business experience in the technology sector, public company chief executive officer experience, and public company board experience, and his knowledge of Skillsoft from his prior service as Executive Chairman of Software Luxembourg, the Skillsoft predecessor entity.

Peter Schmitt
Director Since June 2021 Age: 56
Experience and Expertise
Peter Schmitt has served as a director of Skillsoft Corp. since June 2021. He previously served as a director for Software Luxembourg, the Skillsoft predecessor entity, from August 2020 until June 2021. Dr. Schmitt has served as Industrial Advisor at EQT Partners AB since May 2018 and as President at MEC Advisors LLC since October 2017. Dr. Schmitt is on the advisory board of ThermoAnalytics, Inc., Blume Global, Inc. (an Apollo portfolio company), and MAIT GmbH and xSuite Group GmbH (both 3i portfolio companies). Dr. Schmitt served on the board of Innovyze LLC and Zemax LLC (both EQT Partners portfolio companies) and Upchain until all three companies were sold in 2021. Dr. Schmitt previously served as Senior Vice President of IoT & Digital Twin, Cenit AG from 2018 to 2019. Prior to Cenit, Dr. Schmitt served as Executive Vice President of Global Sales & Operational Marketing at ESI Group from 2015 to 2017, and Vice President at Dassault Systèmes from 2000 to 2015. Dr. Schmitt holds a Doctorate degree in Manufacturing Engineering from the University of Stuttgart, Germany and holds Diplom Ingenieur (equivalent to Master of Engineering in Mechanical Engineering) from Technical University of Karlsruhe, Germany.

Qualifications
•
Dr. Schmitt’s qualifications include his extensive business experience, including with international organizations, and his knowledge of Skillsoft from his prior service as a director of Software Luxembourg, the Skillsoft predecessor entity.

Jeffrey R. Tarr
Director Since June 2021 Age 60
Experience and Expertise
Mr. Jeffrey R. Tarr has served as our Chief Executive Officer and President and as a director since June 2021. Mr. Tarr is an experienced public company CEO and director. Prior to joining Skillsoft, Mr. Tarr was CEO, President, and a director of DigitalGlobe, a satellite imagery and geospatial intelligence company, from 2011 until the sale of the company in 2017 to MDA (now Maxar Technologies). Subsequently, Mr. Tarr served as an advisor to TPG, other leading private equity firms and corporate clients, and from June through October 2019 served as CEO and a director of Solera Global Holdings Corp. Prior to DigitalGlobe, he was President & COO of IHS (now part of S&P Global) and Chairman & CEO of the publicly traded business information company Hoover’s, Inc. (now a part of Dun & Bradstreet). Mr. Tarr began his career with Bain & Company. He received his undergraduate degree from Princeton University’s School of Public and International Affairs and his MBA from the Stanford Graduate School of Business. Mr. Tarr currently serves on the board of EchoStar Corp. and is a member of the Stanford Graduate School of Business Advisory Council. Mr. Tarr previously served on the board of DSST Public Schools, one of the leading open enrollment school systems in the United States, and on the board of CEB (The Corporate Executive Board Company) until the sale of the company to Gartner in 2017. He also served as Chairman of the Stanford Graduate School of Business Management Board, co-Chair of the World Economic Forum Council on the Future of Space Technologies, and co- Chair of the Annual Meeting of New Champions in Dalian China. Mr. Tarr is a member of the Council on Foreign Relations.

Qualifications
•
Mr. Tarr’s qualifications include his extensive public company CEO experience, his experience with public company mergers and acquisitions, and his knowledge of Skillsoft from his service as our Chief Executive Officer and President.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS
Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the fiscal year ended January 31, 2023.
Name	Age	Director Since	Independent	Standing Committee Memberships
				Audit	Compensation	Nominating and Governance
Patrick Kolek	52	2021	☑			©
Helena B. Foulkes	58	2021	☑	☑
Ronald W. Hovsepian	62	2021	☑	☑	©	☑
Lawrence C. Illg	52	2021	☑		☑
Michael S. Klein	59	2021
Karen G. Mills	69	2021	☑	©	☑
Peter Schmitt	56	2021
Lawrence H. Summers	68	2021	☑			☑
Jeffrey R. Tarr	60	2021
FY 2023 Meetings			Board: 10	6	4	4
☑ = Member
© = Chair
Director Independence
The Board has determined that each of our directors other than Mr. Tarr, who is also our Chief Executive Officer (“CEO”), Mr. Klein, and Dr. Schmitt is “independent” as that term is defined under the New York Stock Exchange (“NYSE”) listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the Chairperson of the Board shall be elected by the Board. Pursuant to the Prosus Subscription Agreement, the Board initially elected Patrick Kolek as Chairperson of the Board, and Mr. Kolek continues to serve as Chairperson. The Board is free to elect another Chairperson at any time.
The Board has not adopted a policy requiring the CEO and Chairperson be different persons. The Board believes that we and our stockholders are best served by maintaining flexibility to have any director serve as Chairperson and therefore believes that a permanent policy on whether the Chairperson and CEO positions should be separated or combined is not appropriate.
In order to maintain the independent integrity of the Board, however, if the Chairperson is not an independent director, the Board shall appoint a Lead Director who must be independent. The Lead Director’s responsibilities shall include: (a) presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chairperson and the independent directors; (c) reviewing and approving materials to be sent to the Board; (d) approving the meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication. If the Chairperson is an independent director, then the foregoing responsibilities will be handled by the Chairperson.
Board Size
The Board currently consists of nine directors. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board, subject to certain exceptions. Pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors at this time. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Skillsoft.
Board Committees

The Board has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and governance committee of a listed company be comprised solely of independent directors. Each of our audit committee, compensation committee, and nominating and governance committee is composed solely of independent directors.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”
Audit Committee
The members of our audit committee are Helena B. Foulkes, Ronald W. Hovsepian, and Karen G. Mills, with Karen G. Mills serving as chair. Each member of the audit committee is financially literate, and the Board has determined that Helena B. Foulkes and Karen G. Mills each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. The Board has determined that each member of our audit committee is independent under the applicable SEC and NYSE listing rules.
The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:
•
appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
overseeing our internal control over financial reporting and disclosure controls and procedures;

•
monitoring compliance with our Code of Business Conduct and Ethics and our compliance and ethics program;

•
overseeing management’s process by which risk assessment and risk management are undertaken, including significant business risks and major financial risk exposures; and

•
reviewing and approving related party transactions in accordance with our Related Person Transaction Policy.

Compensation Committee
The members of our compensation committee are Lawrence C. Illg, Karen G. Mills, and Ronald W. Hovsepian, with Ronald W. Hovsepian serving as chair. The Board has determined that each member of our compensation committee is independent under the applicable NYSE listing rules. The primary responsibilities of our compensation committee include:
•
reviewing and determining executive compensation philosophy, policies and programs that support our overall business strategy;

•
on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and determining Chief Executive Officer compensation based on this evaluation;

•
on an annual basis, reviewing and recommending to the Board corporate goals and objectives relevant to the compensation of our other executive officers, evaluating the executive officers’ performance in light of these goals and objectives, and determining the executive officers’ compensation based on this evaluation; and

•
administering our incentive and equity plans, including reviewing and approving or making recommendations to the Board regarding the issuance of equity awards.

Nominating and Governance Committee
The members of our nominating and governance committee are Ronald W. Hovsepian, Patrick Kolek, and Lawrence H. Summers, with Patrick Kolek serving as chair. The Board has determined that each member of our nominating and governance committee is independent. The primary responsibilities of our nominating and governance committee include:
•
making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and the committees of the Board;

•
overseeing and advising the Board with respect to our corporate governance matters;

•
overseeing and discussing with management and the Board our activities relating to corporate social responsibility and sustainability matters; and

•
developing and recommending to the Board an executive officer succession plan.

Meeting Attendance

During fiscal 2023, each director attended at least 75% of the meetings of the Board and the standing committees on which he or she served, except for Lawrence H. Summers. Dr. Summers missed two meetings due to an unforeseen family emergency he was attending to, which put his attendance at 71%. Directors are expected to attend each annual meeting of stockholders. During 2022, seven of our directors attended the annual meeting of stockholders.
Other Governance Matters

Code of Business Conduct and Ethics
We maintain a Code of Business Conduct and Ethics (the “Code”) that sets forth the legal and ethical standards of conduct for our directors, officers, and employees. It is intended to promote the conduct of our business in accordance with high standards of integrity and in compliance all applicable laws and regulations. The Code is a “code of ethics” as defined in Item 406(b) of Regulation S-K and applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
The Code is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.” In the event we make any amendment to, or grant any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefore on our investor relations website. The contents of the website are not incorporated by reference or made a part hereof for any purpose.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 14, 2023.
Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of our risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. We have established an enterprise risk management (“ERM”) program, with a focus on implementing a framework, identifying and assessing risks, and mitigating and monitoring processes for such identified risks. The ERM program is led and managed by a Steering Committee consisting of our executive leadership team and a Management Risk Committee, consisting of functional business leaders. Each enterprise risk has a risk owner and a timeline for which to evaluate the risk The Board has delegated primary responsibility for overseeing the ERM program to the audit committee. The audit committee regularly reviews and discusses the ERM program with management, and reports on such discussions to the full Board. We have also established a compliance program and have appointed a Chief Compliance Officer, who reports to the Company’s Chief Legal Officer, to manage the compliance program.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the duties and responsibilities of the Board, director independence, Board leadership structure, executive sessions, Chief Executive Officer evaluations, management development and succession planning, director nomination, qualification and election, director orientation and continuing education, Board agenda, materials, information and presentations, director access to Company employees and independent advisers, Board communication with stockholders and others, director compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.”
Prohibition of Pledging and Hedging
Our Insider Trading Policy contains prohibitions on both pledging and hedging. Directors, executive officers and employees are prohibited from pledging, hypothecating or otherwise encumbering shares of our securities as collateral for indebtedness, including holding securities in a margin account or any other account that could cause the securities to be subject to a margin call or otherwise be available as collateral to a margin loan.
Directors, executive officers and employees are also prohibited from purchasing a financial instrument or entering into any transaction that is designed to hedge, establish downside price protection or otherwise offset declines in the market value of Company securities, including puts, calls, variable forward contracts, equity swaps, collars and exchange funds (excluding broad-based index funds).

Communications with the Board

The Board values stockholder communication and welcomes questions or comments about Skillsoft and its operations. Stockholders or interested parties who wish to communicate with our Board, including our independent directors, may send communication in writing to: Secretary, Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

DIRECTOR COMPENSATION
Compensation of Outside (Non-Employee) Directors

For fiscal 2023, our director compensation program consisted of an annual cash retainer of $50,000, payable in substantially equal quarterly installments in arrears, and an equity award valued at approximately $160,000 in restricted stock units, which vests on the first anniversary of the grant date or the date of the next annual meeting of stockholders, whichever is earlier, subject to the director’s continued service on such vesting date. Directors may elect to defer 100% of their annual equity award.
Additionally, the chairperson of the Board received an additional cash retainer of $50,000, the chairpersons of our three standing committees received an additional cash retainer of $25,000, and directors who serve on a standing committee receive an additional cash retainer of $10,000 for each such committee.
Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.
Director Compensation Table

The table below sets forth the compensation of all our non-employee directors for the fiscal year ended January 31, 2023. Mr. Tarr, our CEO, is also a member of the Board, but did not receive any additional compensation for his service as a director.
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Patrick Kolek	$125,000	$159,645	$284,645
Helena B. Foulkes	$60,000	$159,645	$219,645
Ronald W. Hovsepian	$95,000	$159,645	$254,645
Lawrence C. Illg	$60,000	$159,645	$219,645
Michael S. Klein	$50,000	$159,645	$209,645
Karen G. Mills	$85,000	$159,645	$244,645
Peter Schmitt	$50,000	$159,645	$209,645
Lawrence H. Summers	$60,000	$159,645	$219,645

(1)
Represents director fees earned during fiscal 2023. Mr. Kolek’s director fees include $50,000 for his service as Chair of the Board and $25,000 for his service as Chair of the Nominating and Governance Committee. Mr. Hovsepian’s director fees include $25,000 for his service as Chair of the Compensation Committee, and Ms. Mills’ director fees include $25,000 for her service as Chair of the Audit Committee.

(2)
Each non-employee director received an equity award of 35,398 restricted stock units on June 23, 2022. The fair value of such restricted stock units was computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures at $4.51 per share. All such restricted stock units are subject to vesting in full one year from the grant date, or the date of the next annual meeting of stockholders, whichever is earlier. Includes amounts deferred by certain of our non-employee directors at their election. As of January 31, 2023, the aggregate number of outstanding equity awards (unvested restricted stock units) held by each director was 35,398.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OF OUR OFFICERS
At the Annual Meeting, our stockholders will be asked to approve an amendment to the Certificate of Incorporation to provide exculpation from liability for certain of our officers from certain claims of breach of their fiduciary duty of care, similar to protections currently available to our directors (the “Officer Exculpation Amendment”). The full text of the amendment is attached to this Proxy Statement as Appendix A.
Background

Article VII of the Certificate of Incorporation, in accordance with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), currently contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty owed to us or our stockholders, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended.
Pursuant to a recent amendment to Section 102(b)(7) of the DGCL that became effective on August 1, 2022, a Delaware corporation is now permitted to include a provision eliminating or limiting monetary liability for certain senior officers for breach of the duty of care in certain actions. As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.
Reasons for the Officer Exculpation Amendment

As part of the Board’s ongoing evaluation of our corporate governance structures and practices, the Board considered the benefits and detriments of the Officer Exculpation Amendment. The Board believes that the Company and its stockholders will benefit from limiting officer liability and have included a summary below of the principal factors the Board considered in electing to pursue the Officer Exculpation Amendment.
Enhanced Ability to Attract and Retain Officers
The Board is committed to attracting and retaining talented officers to manage our day-to-day affairs. Enhancing our ability to attract and retain experienced officers is in the best interests of the Company and we should seek to assure such persons that exculpation under certain circumstances is available. We believe that failing to adopt the Officer Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as one of our officers.
Further, adopting the Officer Exculpation Amendment would enable our officers to exercise their business judgment in furtherance of our stockholders’ interests without the potential distraction of risking personal liability. An officer’s role often requires the officer to make decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight, especially in the current litigious environment and regardless of merit.
Addressing Rising Litigation and Insurance Costs
Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware corporations could exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to officers. Consequently, stockholder plaintiffs have employed the tactic of bringing certain claims that would otherwise be exculpated if brought against directors against individual officers to avoid dismissal of such claims. The amendment to Section 102(b)(7) of the DGCL was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for corporations. Accordingly, the Officer Exculpation Amendment will more closely align the protections available to our officers with those available to our directors and potentially decrease future litigation and insurance premiums.
Other Considerations
The new Delaware legislation only permits, and the Officer Exculpation Amendment would only permit, exculpation for direct claims brought by stockholders but would not eliminate officers’ monetary liability for breach of the duty of care claims brought by the Company itself or for derivative claims made by stockholders on behalf of the Company. The amendment would not limit the liability of officers for any breach of the duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit. As a result, our Board has concluded that the Officer Exculpation Amendment will not negatively impact stockholder rights, considering the narrow class and type of claims for which officers’ liability would be exculpated.
We are not proposing the Officer Exculpation Amendment in anticipation of any specific litigation confronting the Company.
Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, consistent with the protection in the Certificate of Incorporation currently afforded our directors, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers and potentially address rising litigation and insurance costs, the Board adopted a resolution, authorizing and declaring it advisable and in the best interests of the Company to amend the Certificate of Incorporation to limit the scope of officer liability and recommended the submission of this amendment for stockholder approval at the Annual Meeting.
Effects of Approval of the Proposal

The Officer Exculpation Amendment would modify Article VII of the Certificate of Incorporation to eliminate the personal liability of certain of our officers for monetary damages for breach of fiduciary duty as an officer, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended. A copy of the proposed amendment, marked with strike-outs to show the deletions and underline text to show additions, is included in Appendix A to this Proxy Statement.
If adopted, the Officer Exculpation Amendment would limit the ability of our stockholders to seek monetary damages directly against certain of our officers subject to the limitations set forth under “Other Considerations” above.
If the Officer Exculpation Amendment is adopted, the Company’s officers that would be subject to this provision would be its president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, any individual identified in public filings as one of the most highly compensated officers of the Company, and any individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. If the proposed amendment is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which it becomes effective.
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Officer Exculpation Amendment. If this Proposal No. 2 is approved, the proposed changes described above and included in Appendix A will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of Delaware.
This Proposal No. 2 is separate and independent from Proposal No. 3. If both proposals are approved, and if at such time the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, we will combine the proposed changes in Appendix A and Appendix B into one consolidated amendment to our Certificate of Incorporation.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OF OUR OFFICERS.

PROPOSAL NO. 3: AUTHORIZATION OF THE BOARD, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Our Board has unanimously approved, and recommended that our stockholders approve, a proposal to authorize the Board, in its discretion, to amend our Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split at a ratio of not less than one-for-ten and not more than one-for-thirty, with the exact ratio to be set within this range by the Board in its sole discretion (the “Reverse Stock Split”). The final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split will be determined by the Board, in its sole discretion.
If the stockholders approve the Reverse Stock Split Amendment, and the Board decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the Reverse Stock Split Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the 2023 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.
The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for changes that may result from the treatment of fractional shares, as described below. The Reverse Stock Split will not change the par value of our common stock. Outstanding shares of common stock resulting from the Reverse Stock Split will remain fully paid and non-assessable. In addition, the Reverse Stock Split would proportionally reduce the number of authorized shares of our common stock, with the number of authorized shares of common stock decreasing from 375,000,000 shares to between 12,500,000 and 37,500,000 shares depending on the final ratio selected by the Board.
The text of the Reverse Stock Split Amendment, marked with strike-outs to show the deletions and underline text to show additions, is included as Appendix B to this Proxy Statement. Any final amendment will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.
Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the one-for-ten and not more than one-for-thirty range, would be determined by the Board, in its sole discretion, and publicly announced by us prior to the Effective Time. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, the Board will consider, among other things, factors such as:
•
the historical trading prices and trading volume of our common stock;

•
the number of shares of our common stock outstanding;

•
the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•
the NYSE’s continued listing standards; and

•
the prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, the Board will be authorized to proceed with the Reverse Stock Split. The primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our common stock. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to appeal to a broader range of investors to generate greater investor interest in the Company and improve the perception of our common stock as an investment security. In connection with the Reverse Stock Split, our Board also believes it is in the best interests of our stockholders to decrease the authorized number of shares of common stock in proportion to the final ratio, which would reduce the total number of our authorized shares of stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company
An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients, and trading volatility is often associated with low-priced stocks. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity. Many institutional investors have internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Our Board believes that the anticipated higher market price resulting from the Reverse Stock Split may enable investors and brokerage firms with policies and practices such as those described above to invest in our common stock.
NYSE Continued Listing Standards
Pursuant to the NYSE’s continued listing standards, if the average per share closing price of a company’s common stock over a consecutive 30-trading-day period is less than $1.00, the NYSE will send a notice to the company, stating that the company has a six-month cure period to bring the price of its common stock and the 30-trading-day average closing price of its common stock above $1.00. In the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE may commence suspension and delisting procedures.
Skillsoft is currently in compliance with the NYSE’s continued listing standards. However, given heightened volatility in the equity capital markets and the fact that the Company’s stock has at times in the past year traded near the $1.00 minimum share price requirement, the Board believes it is in our stockholders’ best interest for the Company to be able to effect a Reverse Stock Split as one potential mechanism to address any potential future compliance requirements with the NYSE’s continued listing standards.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, would result in the intended benefits described above, that the per share trading price of our common stock would result in a sustained increase following the Reverse Stock Split or that the per share trading price of our common stock would not decrease in the future.
The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.
Procedure for Effecting Reverse Stock Split

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment is approved by the Company’s stockholders, and if at such time the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the exact timing of the filing of the Reverse Stock Split Amendment. We will then file the Reverse Stock Split Amendment, the form of which is attached hereto as Appendix B, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The text of the Reverse Stock Split Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split.
All shares of our common stock that were issued and outstanding immediately prior to the Effective Time would automatically be converted into new shares of our common stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the Board decides to implement a one-for-ten Reverse Stock Split of common stock, then a stockholder holding 10,000 shares of common stock before the Reverse Stock Split would instead hold 1,000 shares of common stock immediately after the Reverse Stock Split. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the 2023 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.
As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record who hold certificated shares at the Effective Time would receive correspondence from our transfer agent asking them to return the outstanding certificates representing pre-split shares of common stock, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.
Following the Effective Time, each certificate representing shares of pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.
This Proposal No. 3 is separate and independent from Proposal No. 2. If both proposals are approved, and if at such time the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, we will combine the proposed changes in Appendix A and Appendix B into one consolidated amendment to our Certificate of Incorporation.
Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and the Board elects to effect the Reverse Stock Split, the number of outstanding shares of common stock and the number of authorized shares will be reduced in proportion to the ratio of the Reverse Stock Split chosen by the Board.
Common Stock
With the exception of the number of shares issued and outstanding and any adjustment that may occur due to the provisions for the treatment of fractional shares, the rights and preferences of outstanding shares of common stock prior and subsequent to the Reverse Stock Split would remain the same. Holders of the Company’s common stock would continue to have no preemptive rights. Following the Reverse Stock Split, each full share of the Company’s common stock resulting from the Reverse Stock Split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our common stock immediately prior to the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split, subject to the treatment of any fractional shares as described herein. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE, under the symbol “SKIL,” although it would receive a new CUSIP number.

The table below shows the possible Reverse Stock Split ratios, together with the implied number issued and outstanding shares of common stock, and the implied number of authorized shares of common stock resulting from a Reverse Stock Split in accordance with such ratio, for illustrative purposes, based on 159,577,832 shares of our common stock issued and outstanding as of May 5, 2023.
	Before Reverse Stock Split	After Reverse Stock Split
		1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Common Stock Authorized	375,000,000	37,500,000	25,000,000	18,750,000	15,000,000	12,500,000
Common Stock Outstanding	159,577,832	15,957,783	10,638,522	7,978,892	6,383,113	5,319,261
Treasury Stock Outstanding	6,044,014	604,401	402,934	302,201	241,761	201,467
Common Stock Underlying Options and Warrants	64,018,951	6,401,895	4,267,930	3,200,948	2,560,758	2,133,965
Common Stock Available for Grant Under Company Stock Plans	2,740,914	274,091	182,728	137,046	109,637	91,364
Total Common Stock Authorized but Unreserved	147,233,296	14,723,330	9,815,553	7,361,665	5,889,332	4,907,777
As reflected in the table above, if the Reverse Stock Split is implemented, both the number of issued and outstanding shares of common stock and the number of authorized shares of common stock would be reduced in the same ratio as is selected for the Reverse Stock Split.
Effects of the Reverse Stock Split on the Skillsoft Corp. 2020 Omnibus Incentive Plan and Outstanding Equity Awards
If the Reverse Stock Split is implemented, the number and type of shares subject to the 2020 Plan and outstanding awards and/or unexercised options exercisable for shares of common stock under our 2020 Plan will be proportionally adjusted by the compensation committee of the Board to reflect the Reverse Stock Split.
Effects of the Reverse Stock Split on Outstanding Warrants
If the Reverse Stock Split is implemented, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to the warrants will be reduced proportionately based upon the final ratio selected by the Board.
Accounting Matters
As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced.
Fractional Shares
Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.
Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:
•
purchasing a sufficient number of shares of our common stock; or

•
if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Authorized Shares of Common Stock
We are currently authorized under our Certificate of Incorporation to issue up to a total of 375,000,000 shares of common stock. If the Reverse Stock Split is implemented, the number of authorized shares of common stock under our Certificate of Incorporation will be reduced by the same ratio as that is used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split.
No Going Private Transaction
The Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private.
No Appraisal Rights
Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to Be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.
The Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.
The Reverse Stock Split, if implemented, may not result in a sustained increase in the per share price of our common stock. There is no assurance that market price per share of our common stock would rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the Reverse Stock Split. Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Additionally, there is no assurance that the market price per share of our common stock will remain in compliance with the NYSE’s continued listing standards. The effect the Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC.
The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
The Reverse Stock Split may not generate additional investor interest.
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the common stock may not necessarily improve.
The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of the common stock.
Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.
Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to such U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special tax rules, including: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (vi) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (vii) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (viii) persons who acquire shares of our common stock in connection with employment or other performance of services; or (ix) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a U.S. holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any alternative minimum, estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
EACH U.S. HOLDER OF COMMON STOCK SHOULD CONSULT SUCH U.S. HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed above. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such U.S. Holder’s capital gain or loss should generally be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.
Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right to not file the Reverse Stock Split Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Reverse Stock Split Amendment with the Secretary of the State of the State of Delaware, even if this proposal is approved by our stockholders at the Annual Meeting. By voting in favor of this proposal, you are expressly also authorizing the Board to delay, not proceed with, or abandon, the proposed Reverse Stock Split Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2024 (“fiscal 2024”) and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2024, the audit committee determined that retention of EY is in the best interests of the Company and our stockholders. Information regarding fees billed by EY for our 2022 and 2023 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.
Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for fiscal 2022 and 2023 (in thousands):
Fee Category	2023	2022
Audit Fees	$2,801	$3,195
Audit-Related Fees	$–	$624
Tax Fees	$4,021	$2,211
All Other Fees	$–	$–
Total Fees	$6,822	$5,406
Audit Fees
Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, such as registration statement consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees
Audit-Related Fees includes fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements. In fiscal 2022, these Audit-Related Fees were incurred in connection with the Company’s acquisitions and divestiture. We did not incur any Audit-Related Fees in fiscal 2023.
Tax Fees
Tax Fees includes aggregate fees billed for professional services performed by EY with respect to tax compliance, tax advice, and tax planning. In fiscal 2023 and 2022, these services included assistance regarding federal, state and international tax compliance, tax planning, assistance with transfer pricing analyses and general consultations.
All Other Fees
All other fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in audit fees, audit-related fees, and tax fees. We did not incur any other fees for fiscal 2022 or 2023.
Audit Committee Pre-Approval Policies and Procedures

In accordance with the audit committee charter, the audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal year 2023 were pre-approved by the audit committee.

Audit Committee Report

    The audit committee assists our Board in overseeing and monitoring Skillsoft’s accounting, financial reporting and internal audit processes and the external audit of Skillsoft’s financial statements. The audit committee operates pursuant to a written charter that is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”
   Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for the fiscal year ended January 31, 2023, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee is responsible for assisting our Board in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited consolidated financial statements for the fiscal year ended January 31, 2023, the audit committee took the following actions:
•
reviewed and discussed with management Skillsoft’s audited consolidated financial statements for the fiscal year ended January 31, 2023;

•
discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

•
discussed with EY their independence, and received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence.

   Based on these reviews and discussions, the audit committee recommended to our Board that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC.
   Members of the audit committee:
   Karen G. Mills, Chair
   Helena B. Foulkes
   Ronald W. Hovsepian

EXECUTIVE OFFICERS
This section describes the positions, ages as of May 16, 2023, and selected biographical information for each of the Company’s current executive officers (other than Mr. Tarr, whose biographical information appears above under “Nominees and Continuing Directors”).
Name	Age	Position
Matthew Glitzer	55	Chief Revenue Officer
Apratim Purakayastha	55	Chief Product and Technology Officer
Richard Walker	59	Chief Financial Officer
Matthew Glitzer has served as the Company’s Chief Revenue Officer since April 2023. As Chief Revenue Officer, Mr. Glitzer is responsible for Skillsoft’s global revenue-generation strategy, go-to-market approach, and sales operations. Joining in September 2022, Mr. Glitzer brings more than 20 years of experience in sales leadership, operational and P&L management, strategic alliances management, and sales operations. During his tenure with Skillsoft, Mr. Glitzer has served as the Senior Vice President and GM for North America, India, and the APAC region, as well as the Global Head of Regional Sales. Prior to joining Skillsoft, Mr. Glitzer served as Vice President, Security Sales, IBM Americas where he was responsible for all Security related products and services. Previously, Mr. Glitzer served as Vice President, IBM’s Integrated Security Business Unit — Asia Pacific, where he was responsible for Security Software sales and Services and was a member of IBM’s regional Senior Leadership Team. In Mr. Glitzer’s prior roles in Greater China for IBM, he was a member of the Global Technology Services leadership team holding the positions of General Manager, Global Technology Services, Hong Kong and Head of Client Management and Offerings. In these roles, he had country and regional P&L responsibility for all managed service clients, as well as technology solutioning, consulting and go-to-market offerings. Before joining IBM in 2005, he was vice president of Field Alliances for SAP America.
Apratim Purakayastha has served as the Company’s Chief Product and Technology Officer since July 2016. During this time, Mr. Purakayastha also served as Chief Operating Officer of SumTotal, a former Skillsoft business, from 2016 to 2019. Mr. Purakayastha previously served as General Manager and Senior Vice President of SaaS at SevOne where he was responsible for its on-demand/SaaS business segment, after holding the position of Senior Vice President Engineering. Prior to SevOne, Mr. Purakayastha held senior technology positions including Group President at ACI Worldwide and Director of Software at IBM. Mr. Purakayastha holds a Doctor of Philosophy degree in Computer Science from Duke University, a Master of Science degree in Computer Science from Washington State University and a Bachelor of Science degree in Computer Science from Jadavpur University, India.
Richard Walker has served as the Company’s Chief Financial Officer since October 2022. He previously served as the Company’s Chief Corporate Strategy and Development Officer since June 2021, and as President of SumTotal through its sale by the Company in August 2022. Prior to joining the Company, Mr. Walker was an advisor to Churchill Capital from December 2020. Mr. Walker previously served as Chief Financial Officer of ServiceSource International from November 2018 through October 2020 and served on ServiceSource’s Board of Directors from October 2017 through its acquisition by Concentrix Corporation in July 2022. Among other roles, he previously held executive leadership positions of increasing responsibility at IHS (subsequently IHS Markit and acquired by S&P Global in 2022), including as Executive Vice President, Chief Financial Officer and Chief Strategy Officer, where he built the corporate strategy and development function. He also founded The Bison Group in 2016, a private partnership that collaborates with private equity firms investing in the information services industry. Mr. Walker brings extensive strategic, financial, operational and merger and acquisition experience. Mr. Walker holds an MBA from the University of Denver and a Bachelor of Science in Business from the University of Colorado, magna cum laude.

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal 2023, that we provided to our named executive officers. We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS” Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees and to include the pay versus performance disclosure, each as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Our named executive officers (or “NEOs”) for fiscal 2023 consist of our principal executive officer, our next two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2023, and two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving in an executive officer capacity at the end of fiscal 2023. Our fiscal 2023 NEOs are as follows:
Name	Fiscal 2023 Position
Principal Executive Officer
Jeffrey R. Tarr	Chief Executive Officer and President
Next Two Most Highly Compensated Executive Officers
Apratim Purakayastha	Chief Product and Technology Officer
Eric Stine (1)	Chief Commercial Officer (former)
Two Additional Individuals
Gary W. Ferrera (2)	Chief Financial Officer (former)
Zachary Sims (3)	General Manager, Tech & Dev (former)

(1)
Mr. Stine resigned from his role and departed the Company effective May 2, 2023.

(2)
Mr. Ferrera resigned from his role as Chief Financial Officer effective October 28, 2022, and departed the Company on December 31, 2022.

(3)
Mr. Sims no longer served in an executive officer capacity as of November 30, 2022. He resigned from his role as General Manager, Tech & Dev effective May 2, 2023, and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims).

Summary Compensation Table

The following table sets forth compensation awarded to or earned by each of our NEOs for the fiscal years indicated.
Name and principal position	Year ($)	Salary (1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Jeffrey R. Tarr Chief Executive Officer and President	2023	$750,000	—	$7,301,849	—	—	$4,000	$8,055,849
	2022	$477,273	$114,500	$21,500,000	$3,330,000	$362,583	$2,802,000	$28,586,356
Eric Stine Chief Commercial Officer	2023	$585,000	—	$3,782,018	—	—	$18,734	$4,385,752

Apratim Purakayastha Chief Product and Technology Officer	2023	$493,750	—	$2,928,906	—	—	$4,000	$3,426,656
	2022	$450,000	$90,525	$2,496,150	$865,060	$286,663	$4,000	$4,192,398
Zachary Sims General Manager, Tech and Dev	2023	$352,557	—	$3,340,795	—	—	$2,833	$3,696,185

Gary W. Ferrera Former Chief Financial Officer	2023	$480,333	—	$3,248,821	—	—	$42,788	$3,771,942
	2022	$220,455	$316,667	$2,362,189	$1,332,996	—	$333	$4,232,640
(1)
For fiscal 2023, the amounts reported in the “Salary” column consist of base salary earned during the year.

(2)
For fiscal 2023, the amounts represent the aggregate grant date fair value of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and, in the case of the PSUs, based on the probable outcome of the performance conditions as of the grant date. See “Outstanding Equity Awards at Fiscal Year-End” below for a listing of RSU and PSU awards outstanding for each named executive officer as of January 31, 2023. See Note 19 to our financial statements included in our Annual Report for descriptions of the methodologies and assumptions we used to value performance-based restricted stock unit awards. The PSUs vest according to service and market conditions, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(3)
Amounts in this column represent payments made pursuant to our annual cash incentive plans.

(4)
For fiscal 2023, the amounts for each named executive officer include a matching 401(k) contribution of $4,000 under the 401(k) Plan (as defined below) on the same terms as provided to all of Skillsoft’s regular full-time employees. In addition, the amount for Mr. Stine includes $9,967 related to certain travel and entertainment expenses and a $4,767 tax gross-up related to the same, and the amount for Mr. Ferrera includes a payout of $38,788 for accrued but unused vacation upon termination of his employment.

Compensation Philosophy

Our compensation policies and philosophies are designed to:
•
attract, retain, and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;

•
retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•
reward senior management in a manner aligned with our financial performance; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Independent Compensation Consultant

The compensation committee retains an independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (the “Consultant”), to support the oversight and management of the executive compensation program. The compensation committee has sole authority to select, retain or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend compensation committee meetings, as requested. The compensation committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•
advising the compensation committee on executive compensation trends and regulatory developments;

•
providing a total compensation study for executives, compared against the companies in the peer group, and recommendations for executive pay;

•
working with the compensation committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;

•
providing advice to the compensation committee on governance best practices, as well as any other areas of concern or risk;

•
serving as a resource to the compensation committee Chair for meeting agendas and supporting materials in advance of each meeting;

•
advising the compensation committee on management’s pay recommendations; and

•
reviewing and providing compensation recommendations for non-employee directors to the Board.

The compensation committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The compensation committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the compensation committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Elements of NEO Compensation

The material elements of the compensation program for our named executive officers include the following, which are described in detail below: (i) annual base salary, (ii) annual cash incentive (a short-term incentive tied to the Company’s annual performance goals), (iii) long-term equity incentives (a long-term incentive opportunity consisting of time-based restricted stock units, performance-based restricted stock units, and/or stock options), and (iv) broad-based employee benefits, including a 401(k) retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected based on ensuring market competitiveness and because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.
Annual Base Salary
The named executive officers receive a base salary to compensate them for services rendered to the Company. Their base salary is subject to increase and will be reviewed for market competitiveness, from time to time, in the discretion of our Board or the compensation committee, as appropriate. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and alignment to market. Each named executive officer’s initial base salary was provided in his employment agreement or offer letter. The actual base salaries paid to each named executive officer for fiscal 2023 are set forth above in the “Summary Compensation Table” under the column entitled “Salary”.

Annual Cash Incentive Plan
Our compensation committee adopts an annual cash incentive plan pursuant to which we make a cash payout opportunity for our named executive officers based on achievement of specified performance goals. Each of our named executive officers is eligible to receive an annual cash payout, as described in their respective employment agreement or offer letter.
For the fiscal 2023 annual cash incentive plan, performance targets for our named executive officers were based on achievement against a Bookings target of $825 million, with a plan protection against an Adjusted EBITDA target of $167 million (payouts would be reduced if necessary to achieve $167 million in Adjusted EBITDA). Funding attainment for the performance measure was intended to link to Company growth. The payout schedule follows a linear scale, ranging from:
•
0% funding for performance below the threshold requirement (below threshold);

•
50% of target incentive for achieving 95% of the target performance requirement (threshold);

•
100% of target incentive for achieving 100% of the target performance requirement (target); and

•
150% of target incentive for achieving 105% or above of the target performance requirement (over).

•
200% of target incentive for achieving 110% or above of the target performance requirement (maximum)

The performance target and plan protection target were intended to create a direct link between the bonus payout scale and Company growth, with increased focus on overachievement. The following table outlines the calculation of potential funding of the annual cash incentive plan based on Bookings target and the pre-established payout schedule, and the actual funding for 2023. Because the Bookings threshold was not achieved, no incentive was paid to the named executive officers for fiscal 2023.
Measure	Threshold	Target	Over	Maximum	Fiscal 2023 Attainment	Actual Funding
Bookings Target	$783M	$825M	$866M	$907M	$607M	$0
The following table illustrates the calculation of the annual cash incentive award that could have been earned by each named executive officer in fiscal 2023 under the annual cash incentive plan, assuming each such named executive officer worked the full fiscal year and was employed at the time of payout, and had the Company attained 100% of the target performance requirement.
Name	FY23 Base Salary	Target Annual Cash Incentive Opportunity (% of Base Salary) (actual calculation impacted by mid-year salary adjustments)	Target Annual Cash Incentive Opportunity	Actual Cash Incentive Earned for Fiscal 2023
Jeffrey R. Tarr	$750,000	100%	$750,000	$0
Eric Stine	$585,000	100%	$585,000	$0
Apratim Purakayastha	$493,750	75%	$370,313	$0
Zachary Sims	$352,557	50%	$159,375	$0
Gary W. Ferrera	$610,000	100%	$610,000	$0
Long-Term Incentive Opportunity
We adopted a new equity incentive plan, the Skillsoft Corp. 2020 Omnibus Incentive Plan (the “2020 Plan”), in connection with the return of the Company to public markets in June 2021. The 2020 Plan facilitates the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of the Company and enables our Company to obtain and retain services of these individuals, which is essential to our long-term success. Equity awards granted to named executive officers under the 2020 Plan are designed to provide long-term incentive opportunities over a period of several years to align management’s interests with our equity owners’ long-term interests.
In fiscal 2023, the compensation committee approved an annual long-term incentive award consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The compensation committee selected RSUs and PSUs during this transition year as a new public company to align with market trends, retain talent and link compensation to Company performance. The long-term incentive award granted to named executive officers (other than the Chief Executive Officer) is comprised of 75% RSUs and 25% PSUs, and the long-term incentive award granted to our Chief Executive Officer is comprised of 60% RSUs and 40% PSUs.
The RSUs vest in substantially equal annual installments on the first four anniversaries of the vesting commencement date (the first day of the first month following the grant date), subject to the executive’s continued employment through the vesting dates.
The PSUs vest over three years, based on the achievement of certain Relative Total Shareholder Return (“Relative TSR”) goals based on the Russell 3000 Index. The compensation committee selected Relative TSR as the performance element for the PSUs to align a portion of executive pay directly with shareholder value creation. The total number of PSUs that vest either annually, upon the compensation committee’s certification of the performance goal, or at the end of the three-year vesting period, will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between performance levels will be determined on a straight-line interpolated basis. The following is the payout schedule for the PSUs:
TSR Ranking	Payout
90th Percentile & Above (Maximum)	200%
75th Percentile (Over)	150%
50th Percentile (Target)	100%
25% Percentile (Threshold)	50%
Below 25% Percentile (Below Threshold)	0%
Special Retention Grants
On rare occasions, the compensation committee and the Board may provide discretionary long-term incentive awards to our named executive officers. In light of the competitive market for talent, the value of unvested equity held by our named executive officers as compared to market data, and our concerns regarding retention of executives, the compensation committee approved a special retention award consisting of RSUs valued at $600,000, with the number of RSUs determined based upon the stock price of $5.95, resulting in 100,840 RSUs (the “Special Retention Award”) for certain of our named executive officers. The Special Retention Awards have a grant date of June 1, 2022 and a vesting schedule designed for retention, with 20% vesting on the first anniversary of the grant date and 80% vesting on the second anniversary of the grant date. The compensation committee determined that the Special Retention Award served a critical purpose to retain accomplished and talented executives important to the future success of the Company. Mr. Purakayastha, Mr. Ferrera and Mr. Stine each received a Special Retention Award.
Other Benefits
Skillsoft has a tax-qualified retirement savings plan, the Skillsoft Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”), under which participating employees, including our NEOs, may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the

401(k) Plan, Skillsoft matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. Skillsoft currently makes matching contributions under the 401(k) Plan at a rate of 100% of up to 4% of eligible compensation contributed by participants with an annual cap of $4,000. The 401(k) Plan also allows Skillsoft to establish a profit sharing plan to which Skillsoft may make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who satisfy certain conditions in the discretion of the Board.
Our NEOs participate in the same medical benefit plans generally available to our management employees. These benefit plans include health insurance, dental and vision coverage, life insurance and disability coverage. Additionally, we provide our NEOs with an allowance for an annual executive health evaluation.
Other Aspects of the Company’s Compensation Programs
On occasion, and at the sole discretion of the Board or the compensation committee, additional cash bonuses may be granted to our named executive officers in recognition of special events or achievements, such as the closing of a transaction, a sign-on bonus, or a retention bonus. No such additional bonuses were awarded for fiscal 2023.
Agreements with Named Executive Officers

Mr. Tarr
On October 13, 2020, the Company entered into an employment agreement with Jeffrey R. Tarr (the “Tarr Employment Agreement”) which became effective upon the closing date of the Skillsoft and Global Knowledge transactions that occurred on June 11, 2021 and pursuant to which Mr. Tarr serves as our Chief Executive Officer and a member of our Board. The Tarr Employment Agreement provides for a two-year initial term, which will be automatically extended for successive one-year periods unless either party provides at least six months’ notice of non-renewal. Pursuant to the Tarr Employment Agreement, Mr. Tarr receives an annual base salary of $750,000, is eligible to earn an annual cash incentive payout with a target and maximum equal to 100% and 200% of base salary, respectively, and is eligible to participate in health, welfare, and other benefits consistent with those offered to other senior executives of the Company. The Tarr Employment Agreement also provided that following the closing of the Business Combinations, Mr. Tarr received (i) an award of 1,000,000 options (the “Tarr Options”), each having an exercise price equal to the fair market value of a share of our common stock on the date of grant, which vest ratably on a quarterly basis over a four-year period commencing on the closing, and (ii) an award of 2,000,000 restricted stock units (the “Tarr RSUs”) which vest ratably on a quarterly basis over a three year period commencing on the closing, in each case, subject to Mr. Tarr’s continued employment through the applicable vesting date, provided, that, upon a change in control or upon a termination due to death or disability, the Tarr Options and the Tarr RSUs shall become fully vested as of the date of such change in control or qualifying termination, as applicable, and provided, further, that the Tarr Options and Tarr RSUs shall be subject to continued vesting upon certain other termination events as described below. The Tarr Employment Agreement further provides that upon a termination by Mr. Tarr for good reason or by the Company without cause (which shall include a termination due to the Company’s nonrenewal of the employment term), Mr. Tarr will be entitled to receive, in exchange for a release of claims against the Company and subject to Mr. Tarr’s continued compliance with the restrictive covenants set forth in the Tarr Employment Agreement, severance and benefits consisting of: (i) a payment equal to two times the sum of (A) the base salary and (B) target annual cash incentive for the year in which termination occurs, payable in substantially equal installments over the twenty-four month period following the date of termination in accordance with normal payroll practices, (ii) a bonus payment equal to the annual cash incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the date of termination, payable at the same time when annual cash incentive payouts are ordinarily paid by the Company and (iii) continued vesting of Mr. Tarr’s then-outstanding equity awards for the twelve-month period following the date of termination. The Tarr Employment Agreement contains restrictive covenants including: (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant, a non-hire of employees covenant and a non-competition covenant, each of which applies during the employment term and for twelve months thereafter, and (iii) a mutual non-disparagement covenant that applies during the employment term and for five years thereafter.
Mr. Ferrera
On August 3, 2021, the Company entered into an offer letter with Mr. Ferrera to serve as our Chief Financial Officer, effective September 20, 2021 (the “Start Date”). The offer letter sets forth the terms of Mr. Ferrera’s employment, including: (i) an annual base salary of $600,000; (ii) a target payout under the Company’s annual cash incentive plan of 100% of his base salary, subject to a maximum payout of no less than 200% of his base salary (with a fiscal 2022 payout of at least 100% of his base salary, as prorated from the Start Date); (iii) a number of time-based restricted stock units having a grant date fair value on the Start Date equal to $1,333,333, which restricted stock units vest ratably on each of the first four anniversaries of the Start Date, subject generally to continued employment through each vesting date; (iv) a number of performance-based restricted stock units having a grant date fair value on the Start Date equal to $1,333,333, which performance-based restricted stock units are subject to both time- and performance-based vesting conditions that will lapse (a) as to the time-vesting component, ratably in annual installments over the four-year period following the Start Date, subject generally to continued employment through each vesting date; and (b) as to the performance-vesting component, subject to the Company’s stock trading at or above $12.50 per share as reported on the NYSE for at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of grant (the “Share Price Threshold”); (v) a number of options having a grant date fair value on the Start Date (calculated based on the Black-Scholes value) equal to $1,333,333, which options vest (a) 25% on the first anniversary of the Start Date and (b) the remaining 75% ratably over the following 12 quarters, in each case subject generally to continued employment through each vesting date; and (vi) a sign-on bonus of $100,000, $75,000 of which is subject to repayment if, prior the first anniversary of the Start Date, his employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Agreement).
In the event Mr. Ferrera’s employment is terminated by the Company without Cause or by him for Good Reason and such termination is not within 24 months following a Change in Control (as defined in the 2020 Plan), Mr. Ferrera will be entitled to: (i) continued payment of his annual base salary for the two-year period immediately following such termination, (ii) an amount equal to his annual target bonus, paid in equal installments in accordance with the Company’s usual payroll practices over the one-year period immediately following such termination, (iii) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs, based on actual performance through the termination date, payment of the full premium for COBRA coverage for the 18-month period immediately following such termination, (v) accelerated vesting of a prorated portion of the tranche of each outstanding time-based equity award that would have vested on the next scheduled vesting date following the termination date, and (vi) if the Share Price Threshold for the performance-based restricted stock units was achieved prior to the termination date, accelerated vesting of a prorated portion of the tranche of such performance- based restricted stock units for which the service condition would have been met on the next scheduled vesting date following the termination date. In the event his employment is terminated by the Company without Cause or by him for Good Reason within the 24-month period following a Change in Control, Mr. Ferrera will receive all of the above, except that (x) he will receive an amount equal to two times (rather than one times) his annual target bonus (which will be paid over two years, rather than one year) and his unvested equity awards will fully (rather than partially) accelerate. The severance payments and benefits are contingent upon his execution and non-revocation of a release of claims in customary form and content and such release becoming effective not later than 60 days after the termination date. As a condition of his employment, Mr. Ferrera also entered into a restrictive covenants agreement, which includes non-competition and employee non-solicitation clauses applicable during employment and for 18 months thereafter and a customer non-solicitation clause applicable during employment and for 12 months thereafter.
Mr. Purakayastha
On May 21, 2021, the Company entered into an employment agreement term sheet with Mr. Purakayastha to serve as our Chief Technology Officer effective upon the closing of the Business

Combinations, which supersedes his previous employment agreement. The term sheet provides for a base salary of $450,000. Mr. Purakayastha is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on the date of closing of the Business Combinations, consisting of (i) an option to purchase 259,000 shares of common stock, which vests 25% on the first anniversary of the date of closing and the remaining 75% ratably over the following 12 quarters, (ii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of closing, subject to Mr. Purakayastha’s continued employment through each vesting date, and (iii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of closing, subject to Mr. Purakayastha’s continued employment through each vesting date, but only if the closing price of a share of common stock equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of the closing of the Business Combinations. The term sheet provides that, if Mr. Purakayastha’s employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Purakayastha instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Purakayastha also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Mr. Stine
On May 6, 2021, the Company entered into an employment agreement with Mr. Stine to serve as the Company’s Chief Revenue Officer effective upon the closing of the Business Combinations. The employment agreement provides for an initial base salary of $550,000. Mr. Stine is eligible to earn an annual cash bonus with a target equal to 100% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The employment agreement provides for initial equity grants, which were made on the date of closing of the Business Combinations, consisting of an option to purchase 259,000 shares of common stock, which vests 25% on the first anniversary of the date of closing and the remaining 75% ratably over the following 12 quarters, (ii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of closing, subject to Mr. Stine’s continued employment through each vesting date, and (iii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of the closing of the Business Combinations, subject to Mr. Stine’s continued employment through each vesting date, but only if the closing price of a share of common stock equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of Closing. The employment agreement provides that, if Mr. Stine’s employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the employment agreement), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Stine instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Stine also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Mr. Sims
On December 22, 2021, the Company entered into an offer letter with Mr. Sims to serve as General Manager, Tech & Dev effective upon the closing of the Codecademy transaction. The offer letter provides for an initial base salary of $425,000. Mr. Sims is eligible to earn an annual cash bonus with a target equal to 50% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The offer provides for an initial new hire long-term incentive grant with a total value of $3,000,000 with such terms to be determined by the compensation committee when it approves the executive leadership team’s fiscal year 2023 annual grants are reviewed. The offer letter provides that if Mr. Sims’ employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the offer letter), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Stine instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Sims also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of January 31, 2023:
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options / warrants (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option Expiration date	Number of shares or units of stock that have not vested ($)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that not vested ($)(1)
Jeffrey R. Tarr, Chief Executive Officer and President	375,000(2)	625,000(2)	10.75	6/11/2031	1,000,000(7)	1,920,000	436,975(13)	838,992
	1,000,000(3)		11.50	6/11/2026	655,462(8)	1,258,487
Eric Stine, Chief Commercial Officer	97,125(4)	161,875(4)	10.75	6/11/2031	96,750(9)	185,760	129,000(14)	247,680
					378,151(7)	726,050	126,051(13)	242,018
					100,840(10)	193,613
Apratim Purakayastha Chief Product and Technology Officer	97,125(5)	161,875(5)	10.75	6/11/2031	96,750(9)	185,760	129,000(14)	247,680
					277,311(8)	532,437	92,437(13)	177,479
					100,840(10)	193,613
Zachary Sims GM, Tech & Dev	—	—	—	—	256,036(11)	491,589	126,689(15)	243,243
					380,068(12)	729,731
Gary W. Ferrera Former Chief Financial Officer	123,976(6)	—	10.51	3/31/2023	—	—	—	—

(1)
Based on the closing price of our common stock on January 31, 2023 of $1.92 per share.

(2)
Award of options granted on June 11, 2021 scheduled to vest in sixteen equal quarterly installments beginning September 11, 2021. Stock options have a total term of ten years from the date of grant.

(3)
The Sponsor transferred 1,000,000 fully vested warrants to Mr. Tarr on June 11, 2021 in connection with his employment by Skillsoft following the completion of the Business Combinations. Mr. Tarr transferred 250,000 of these warrants to trusts established for the benefit of his children.

(4)
Award of options granted on June 11, 2021 scheduled to vest 25% on June 11, 2022 and the remaining 75% vest in twelve equal quarterly installments thereafter. Pursuant to the terms of the award agreement governing Mr. Stine’s outstanding options, all unvested options were forfeited upon his departure from the Company on May 2, 2023, and any vested options outstanding as of his departure date shall remain exercisable for 90 days thereafter.

(5)
Award of options granted on June 11, 2021 scheduled to vest 25% on June 11, 2022 and the remaining 75% vest in twelve equal quarterly installments thereafter. Stock options have a total term of ten years from the date of grant.

(6)
Represents vested options granted to Mr. Ferrera on September 20, 2021, which expired 90 days following his departure from the Company on December 31, 2022. Mr. Ferrera forfeited all other unvested, outstanding equity awards at separation.

(7)
Award of RSUs granted on June 11, 2021 that vest in twelve equal quarterly installments beginning September 11, 2021.

(8)
Award of RSUs granted on June 1, 2022 that vest in four equal annual installments beginning June 1, 2023.

(9)
Award of RSUs granted on June 11, 2021 that vest in four equal annual installments beginning June 11, 2022. For Mr. Stine, all unvested RSUs were forfeited upon his departure from the Company on May 2, 2023.

(10)
Award of RSUs granted on June 1, 2022 that vest 20% on June 1, 2023 and 80% on June 1, 2024. For Mr. Stine, all unvested RSUs were forfeited upon his departure from the Company on May 2, 2023.

(11)
Award of RSUs granted on April 4, 2022 in connection with the Company’s acquisition of Ryzac, Inc. (“Codecademy”) that vest in 38 monthly equal installments beginning May 1, 2022. Pursuant to the terms of the merger agreement governing the Codecademy acquisition, each unvested restricted stock unit of Codecademy held by continuing employees, including Mr. Sims, was converted into the right to receive a Company RSU, representing the right to receive that number of shares of Company common stock equal to the number of shares of Codecademy common stock subject to such unvested restricted stock unit multiplied by the per share consideration exchange ratio pursuant to the merger agreement, provided that each such Company RSU will be subject to vesting on substantially similar terms and conditions as were applicable to each such unvested restricted stock unit prior to closing. Mr. Sims resigned from his role as General Manager, Tech & Dev effective May 2, 2023 and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims). His unvested RSUs will be forfeited as of his departure date.

(12)
Award of RSUs granted on June 3, 2022 scheduled to vest in four equal annual installments beginning June 1, 2023. Mr. Sims resigned from his role as General Manager, Tech & Dev effective May 2, 2023 and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims). His unvested RSUs will be forfeited as of his departure date.

(13)
Represents the unearned portion of the PSU award granted on June 1, 2022. The PSUs vest in three annual installments ranging from 0% to 200% beginning June 1, 2023, based on Company’s achievement of relative total shareholder return performance goals. In the table above, the number and market value of the PSUs reported reflect threshold achievement based on the Company’s performance as of January 31, 2023. The actual number of PSUs that will be distributed is not yet determinable. Mr. Sims resigned from his role as General Manager, Tech & Dev effective May 2, 2023 and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims). His unvested PSUs will be forfeited as of his departure date.

(14)
Represents the unearned portion of the PSU award granted on June 11, 2021. The PSUs vest in four equal annual installments beginning June 11, 2022, but only if the closing price of a share of common stock, as reported on the NYSE, equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to June 11, 2025. For Mr. Stine, all unvested PSUs were forfeited upon his departure from the Company on May 2, 2023.

(15)
Represents the unearned portion of the PSU award granted on June 3, 2022. The PSUs vest in three annual installments ranging from 0% to 200% beginning June 1, 2023, based on Company’s achievement of relative total shareholder return performance goals. In the table above, the number and market value of the PSUs reported reflect threshold achievement based on the Company’s performance as of January 31, 2023. The actual number of PSUs that will be distributed is not yet determinable. Mr. Sims resigned from his role as General Manager, Tech & Dev effective May 2, 2023 and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims). His unvested PSUs will be forfeited as of his departure date.

Equity Compensation Plan Information

The following table provides information as of January 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity Compensation plans approved by security holders (1)	18,437,164	$10.74	10,859,179(3)
Equity compensation plans not approved by security holders (2)	1,000,000	$11.50	N/A
Total	19,437,164	$10.97	10,859,179

(1)
Shares reported in column (a) include 12,166,123 shares underlying unvested RSUs, 108,105 deferred RSUs, 3,840,960 shares underlying PSUs, and 2,321,976 shares underlying stock options. Column (b) does not take shares underlying RSUs and PSUs into account, as such awards do not have an exercise price. The number of shares to be issued in respect of outstanding PSUs assumes that the maximum level of performance applicable to awards will be achieved.

(2)
Reflects 1,000,000 warrants transferred to Mr. Tarr by the Sponsor on June 11, 2021 in connection with his employment by Skillsoft following the completion of the Business Combinations.

(3)
These shares are available for grant as of January 31, 2023 under the 2020 Plan pursuant to which the compensation committee of the Board may make various share based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, and other cash-based awards granted under the Incentive Plan. The maximum number of shares that may be granted under the 2020 Plan is 13,105,902, without giving effect to any “evergreen” increase, pursuant to which the plan share reserve is automatically increased on January 1 of each year in an amount equal to five percent of the total number of shares of common stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the compensation committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares of common stock than provided herein. The number in this column represents the number of shares available on January 31, 2023, following the January 1, 2023 evergreen replenishment of 8,229,020 shares.

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of May 5, 2023 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each of our NEOs and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of our common stock is based on 159,577,832 shares of common stock issued and outstanding on May 5, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 5, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Holder (1)	Number of Shares	Percentage of Shares
5% stockholders
MIH Learning B.V. (2)	77,928,375	44.2%
M. Klein Associates (3)	13,650,316	8.2%
Paradice Investment Management LLC (4)	11,829,327	7.4%
Named executive officers and directors:
Jeffrey R. Tarr (5)	2,318,634	1.4%
Eric Stine (6)	135,455	*
Apratim Purakayastha (7)	152,285	*
Zachary Sims (8)	3,897,751	2.4%
Gary W. Ferrera (9)	52,550	*
Helena B. Foulkes (10)	200,000	*
Ronald W. Hovsepian (10)	—	—
Lawrence C. Illg (11)	113,333	*
Michael S. Klein (12)	20,492,097	12.1%
Patrick Kolek (10)	100,000	*
Karen G. Mills (13)	511,514	*
Peter Schmitt (10)	21,621	*
Lawrence H. Summers (14)	733,133	*
All directors and executive officers as a group (12 persons) (15):	24,853,968	14.4%

*
Less than 1%

(1)
Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111.

(2)
Based on the Form 4 filed with the SEC by Naspers Ltd. (“Naspers”) on September 21, 2022, reporting shares of common stock owned by MIH Learning B.V. (“Prosus”), Prosus beneficially owns 61,261,708 shares of common stocks. Additionally, Prosus holds 16,666,667 shares of common stock that may be issued upon the exercise of warrants issued pursuant to the Prosus Subscription Agreement. Prosus is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers. Naspers holds ordinary shares of Prosus N.V. that, based upon such Form 4, represent approximately 72.4% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of common stock beneficially owned by Prosus may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address (i) for Prosus and Prosus N.V. is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, The Netherlands, (ii) for Naspers is Media24 Centre, 40 Heerengracht, Cape Town, South Africa 8001.

(3)
Based on a Schedule 13G/A of M. Klein Associates, Inc. filed with the SEC on February 14, 2023, reporting shares of common stock beneficially owned as of December 31, 2022. The shares beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein, who is the managing member of M. Klein Associates, Inc. The number above includes 6,694,338 shares of common stock and 6,955,978 shares of common stock that may be issued upon exercise of the warrants in each case held by M. Klein Associates, Inc. The business address for M. Klein Associates, Inc. is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(4)
Based on a Schedule 13G/A of Paradice Investment Management LLC and Paradice Investment Management Pty Ltd filed with the SEC on February 9, 2023, reporting shares of common stock beneficially owned as of December 31, 2022. Includes (i) shared power to vote or direct to vote 5,435,329 shares, and (ii) shared power to dispose of or direct the disposition of 11,829,327 shares. The business address for Paradice Investment Management LLC is 250 Fillmore Street, Suite 425, Denver, CO 80206 and the business address of Paradice Investment Management Pty Ltd is Level 27, Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia.

(5)
Interests shown consist of (i) 1,000,000 shares of common stock that may be issuable upon the exercise of warrants, of which 250,000 are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, (ii) 818,634 shares of common stock held directly, and (iii) 500,000 shares of common stock issuable upon the exercise of options within 60 days of May 5, 2023. Excludes 2,658,795 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(6)
Consists of 22,142 shares of common stock held directly and 113,312 shares of common stock issuable upon the exercise of options within 60 days of May 5, 2023. Mr. Stine resigned effective May 2, 2023.

(7)
Interests shown consist of 22,785 shares of common stock held directly and 129,500 shares of common stock issuable upon the exercise of options within 60 days of May 5, 2023. Excludes 1,321,651 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(8)
Excludes 103,845 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee. Mr. Sims no longer served as in an executive officer capacity as of November 30, 2022. He resigned from his role as General Manager, Tech & Dev effective May 2, 2023 and currently serves in an advisory capacity through June 2, 2023 (unless such period is extended by mutual agreement between the Company and Mr. Sims).

(9)
Consists of 52,550 shares of common stock held directly by Mr. Ferrera as of his termination date. Mr. Ferrera resigned effective December 31, 2022.

(10)
Excludes (i) 35,398 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 21,621 restricted stock units that are vested but deferred at the director’s election.

(11)
Interests shown consist of (i) 55,000 shares of common stock held directly, (ii) 50,000 shares of common stock held indirectly by the Illg Family Revocable Trust, and (iii) 8,333 shares of common stock that may be issuable upon exercise of warrants within 60 days of May 5, 2023. Excludes (i) 35,398 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 21,621 restricted stock units that are vested but deferred at the direction’s election.

(12)
Interests shown consist of 21,621 shares of common stock held directly, and indirect ownership of (i) 6,694,338 shares of common stock and 6,955,978 shares of common stock issuable upon the exercise of warrants held by M. Klein Associates, Inc., of which Mr. Klein is the managing member, and (ii) 3,559,690 shares of common stock and 3,260,470 shares of common stock issuable upon the exercise of warrants held by Garden State

Capital Partners, of which Mr. Klein is the managing member. Excludes 35,398 shares issuable upon the vesting of time-based restricted stock units held directly by Mr. Klein that may be settled in shares or cash at the election of the compensation committee.
(13)
Interests shown consist of indirect ownership of (i) 133,489 shares of common stock and 122,268 shares of common stock issuable upon the exercise of warrants held by K&BM LP, and (ii) 133,489 shares of common stock and 122,268 shares of common stock issuable up on the exercise of warrants held by Mills Family I, LLC. Excludes (i) 35,398 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 21,621 restricted stock units that are vested but deferred at the direction’s election.

(14)
Interests shown consist of 488,598 shares of common stock and 244,535 shares of common stock issuable upon the exercise of warrants within 60 days of May 5, 2023. Excludes 35,398 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(15)
Includes 11,713,852 shares of common stock issuable upon the exercise of warrants within 60 days of May 5, 2023 and 726,500 shares of common stock that is or will become issuable upon the exercise of options within 60 days of May 5, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, during our last two completed fiscal years or currently proposed, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation.”
Senior Secured First Out Credit Term Loan & Senior Secured Second Out Term Loan
Upon emergence from Chapter 11 on August 27, 2020, Software Luxembourg Holding S.A., the Skillsoft predecessor entity, entered into an exit credit facility of $520 million consisting of (i) a $110 million super senior term loan facility, the First Out Term Loan due in December 2024, and (ii) a $410 million first lien, second-out term loan facility, Second Out Term Loan due in April 2025, financed in whole by the Software Luxembourg’s Class A shareholders. The Class A shareholders had the ability to trade their debt positions independently from their equity positions; however, the substantial majority of First Out and Second Out term loans were held by Class A shareholders. In connection with the Company’s refinancing on July 16, 2021, the First and Second Out terms loans were repaid in full.
Skillsoft and Global Knowledge Transactions
On October 12, 2020, the Company and Software Luxembourg Holding S.A. (“Legacy Skillsoft”) entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement” and the resulting merger, the “Skillsoft Merger”), the Company and Albert DE Holdings Inc. (“Global Knowledge”) entered into an Agreement and Plan of Merger (the “Global Knowledge Merger Agreement” and the resulting merger, the “Global Knowledge Merger”), and the Company, the Sponsor, and MIH Edtech Investments B.V. (formerly known as MIH Ventures B.V.) (“MIH Edtech Investments”) entered into the Prosus Subscription Agreement.
On June 11, 2021, the parties consummated the Skillsoft Merger and Global Knowledge Merger (collectively, the “Business Combinations”). In connection with the consummation of the Skillsoft Merger and Global Knowledge Merger:
•
Holders of 34,690,979 public shares sold in the Company’s IPO properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the IPO, calculated as of two business days prior to the consummation of the Business Combinations, or approximately $10.10 per share and approximately $350.4 million in the aggregate.

•
At the effective time of the Skillsoft Merger, (i) each outstanding Legacy Skillsoft Class A share (other than shares owned by the Company, which were automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor) was automatically cancelled and the Company issued as consideration therefor (A) 6.25 shares of Class A common stock and (B) one share of Class C common stock and (ii) each outstanding Legacy Skillsoft Class B share was automatically cancelled and the Company issued as consideration therefor 28.125 shares of Class A common stock, in each case except for any fractional shares of Class A common stock which would result from conversion (which instead were paid out in cash in accordance with the Skillsoft Merger Agreement). Immediately following the effective time of the Skillsoft Merger, each outstanding share of the Company’s Class C common stock issued to the former holders of Legacy Skillsoft Class A shares in connection with the Skillsoft Merger was redeemed for a redemption price of (i) $131.51 per share in cash and (ii) $5.208 per share in incremental indebtedness under the Senior Secured Second Out Term Loan.

•
At the effective time of the Global Knowledge Merger, as consideration for the Global Knowledge Merger, 100% of the issued and outstanding equity interests of Global Knowledge converted, in the aggregate, into the right to receive warrants, each of which entitles the holders thereof to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share. The aggregate number of warrants received by the equity holders of Global Knowledge as consideration in the Global Knowledge Merger was 5,000,000. The warrants issued to the equity holders of Global Knowledge are non-redeemable and otherwise substantially similar to the private placement warrants issued to the Sponsor, in connection with the Company’s IPO.

•
On October 12, 2020, in connection with the execution of the Skillsoft Merger Agreement, MIH Edtech Investments entered into the Prosus Subscription Agreement with the Company and the Sponsor, and on February 16, 2021, MIH Edtech Investments assigned all of its rights, title and interest in and to, and obligations under, the Prosus Subscription Agreement to Prosus and Prosus accepted such assignments. Pursuant to the Prosus Subscription Agreement, Prosus subscribed for 10,000,000 newly issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing of the Business Combinations, and the Company granted Prosus a 30-day option to subscribe for up to the lesser of (i) an additional 40,000,000 newly- issued shares of Class A common stock, at a purchase price of $10.00 per share or (ii) such additional number of shares that would result in Prosus beneficially owning shares of Class A common stock representing 35% of the issued and outstanding shares of the Company’s Class A common stock on a fully-diluted and as-converted basis (excluding any warrants issued to Prosus pursuant to the Prosus Subscription Agreement) immediately following the consummation of the Skillsoft Merger. On November 10, 2020, Prosus exercised the option to subscribe for an additional 40,000,000 shares of the Company’s Class A common stock. In addition, the Company issued warrants to purchase 16,666,667 shares of its Class A common stock to Prosus as part of the Prosus Subscription Agreement, representing one-third of the shares of the Company’s Class A common stock purchased by Prosus pursuant to the Prosus Subscription Agreement.

•
On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, the Company entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, which shares were issued at the closing of the Skillsoft Merger. Mark Klein, then a director of the Company and brother of Michael Klein, manages and has an ownership interest in SuRo.

•
On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, the Company entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, which shares were issued at the closing of the Global Knowledge Merger.

•
On November 2, 2020, the Company issued a note (the “Note”) in the principal amount of $1,500,000 to the Sponsor. The Note bore no interest and was repayable in full upon the closing of the Skillsoft Merger. The Sponsor elected to convert the full balance of the Note, in the principal amount of $1,500,000, into 1,500,000 warrants, with terms identical to the terms of the private placement warrants issued at the time of the Company’s IPO.

•
Prior to the closing of the Business Combinations, the Company engaged The Klein Group LLC (the “Klein Group”), an affiliate of M. Klein and Company, LLC, the Sponsor, and Michael Klein (a member of our Board), to act as our financial advisor in connection with the Skillsoft Merger, the Global Knowledge Merger, and the related private placement equity subscription agreements. Pursuant to this engagement, the Company paid the Klein Group $14.4 million.

•
Leading up to the closing of the Business Combinations, the Company made payments to an affiliate of Sponsor of a total of $20,000 per month for office space, administrative, and support services.

•
Upon consummation of the closing of the Business Combinations, the Sponsor’s 17,250,000 founders shares were automatically converted into 17,250,000 shares of the Company’s Class A common stock.

•
Effective at the closing of the Business Combinations, the Sponsor transferred 1,000,000 warrants to Jeffrey R. Tarr pursuant to the Tarr Warrant Agreement entered into in connection with the Tarr Employment Agreement.

Agreement with Largest Stockholder
In December 2021, Skillsoft entered into a commercial agreement to provide off-the-shelf Skillsoft products to the Company’s largest stockholder, MIH Learnings B.V., (known as “Prosus”) and its affiliates for $0.7 million over three years.
Codecademy Transaction
On December 22, 2021, the Company, certain of the Company’s subsidiaries, Ryzac, Inc. (“Codecademy”), and Fortis Advisors LLC entered into an Agreement and Plan of Merger, pursuant to which the Company acquired Codecademy on April 4, 2022 for total consideration of approximately $390.3 million, consisting of the issuance of 30,374,427 million shares of Class A common stock and a cash payment of $207.6 million. Prosus or its affiliates held approximately 23.8% of the outstanding equity of Codecademy and received a proportionate share of the consideration at the closing of the acquisition. In addition, Lawrence C. Illg and Patrick Kolek, members of the Board, are officers of Prosus or its affiliates, and Mr. Illg was a member of Codecademy’s Board of Directors. The transaction with Codecademy and the issuance of shares of Class A common stock in connection with the acquisition were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy and without the participation of Mr. Illg or Mr. Kolek.
Michael Klein, a member of our Board, is the Chief Executive Officer of Klein Group. The Company engaged the Klein Group to act as a consultant in respect of the transaction with Codecademy, particularly to assist management in its evaluation of the business opportunity and structuring and negotiation of a potential transaction. Pursuant to this engagement, the Company paid the Klein Group a transaction fee equal to $2 million. The engagement of the Klein Group and the payment of the fees described above were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy.

ADDITIONAL INFORMATION
Availability of Certain Information

A copy of our Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
We filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, with the SEC on April 14, 2023. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, excluding exhibits. Please send a written request to:
Skillsoft Corp.
Attention: Investor Relations
7887 E. Belleview Ave., Suite 600
Greenwood Village, CO 80111
(603) 324-3000
Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if requested, our Proxy Statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, or, if requested, our Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Secretary by mail, c/o Skillsoft Corp., 7887 E. Belleview Ave., Suite 600, Greenwood Village, CO 80111 or by phone at (603) 324-3000. If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Secretary as indicated above.
If you are the beneficial owner of shares held in street name through a broker, bank, or other intermediary, please contact your broker, bank, or intermediary directly if you have questions, require additional copies of our Notice of Internet Availability of Proxy Materials, this Proxy Statement, or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

In order to include a stockholder proposal in our proxy statement and form of proxy for the annual meeting to be held in 2024 (the “2024 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than [•], 2024, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2023 Annual Meeting is released to stockholders. However, if the date of the 2024 Annual Meeting is changed by more than 30 days from the anniversary date of the 2023 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.
Any stockholder proposal or director nomination submitted to us for consideration at the 2024 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be delivered to our Secretary between March 22, 2024 and April 21, 2024, which are the dates between 90 days and 120 days prior to July 20, 2024, the anniversary of the 2023 Annual Meeting. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting date or the 10th day following the date on which public announcement of the 2024 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2024 Annual Meeting.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 21, 2024.
Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the 2024 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we have not received notice by [•], 2024, the date that is 45 days prior to the anniversary date on which this Proxy Statement for the 2023 Annual Meeting is mailed to our stockholders.
Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

APPENDIX A
Proposed Amendment to Article VII of Skillsoft’s Second Amended and Restated Certificate of Incorporation
ARTICLE VII
LIMITATION OF ~~DIRECTOR~~ PERSONAL LIABILITY
A.   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty ~~owed to the Corporation or its stockholders~~ as a director or officer, as applicable.
B.   Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

APPENDIX B
Proposed Amendment to the First Paragraph of Article IV of Skillsoft’s Second Amended and Restated Certificate of Incorporation
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of stock that the Corporation shall have authority to issue is [           ], which shall be divided into two classes as follows:
(i)
[           ] shares of Class A common stock, par value $0.0001 per share (“Common Stock”); and

(ii)
10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

On [           ] at [      ] [      ].m. (the “Effective Time”), each [      ] (      ) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SCAN TO
VIEW MATERIALS & VOTE

V18046-P92105

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SKILLSOFT CORP.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lawrence C. Illg
02) Michael S. Klein
03) Lawrence H. Summers

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE SKILLSOFT CORP.7887 E. BELLEVIEW AVE. SUITE 600GREENWOOD VILLAGE, CO 80111 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SKIL2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V18046-P92105 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.V18047-P92105SKILLSOFT CORP.Annual Meeting Of Stockholders July 20, 2023 11:00 a.m. ETThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Jeffrey R. Tarr, Chief Executive Officer, and Richard Walker, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SKILLSOFT CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. ET, on July 20, 2023, virtually at www.virtualshareholdermeeting.com/SKIL2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side